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                                                                   EXHIBIT 3.1.1


                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                                  AND RIGHTS OF
                            SERIES A PREFERRED STOCK
                                       OF
                             MISSOURI HOLDINGS, INC.

                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

         Missouri Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to the authority contained in paragraph IV of its Certificate of Incorporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the following resolutions creating a series of Preferred Stock, $.01 par value, designated as Series A Preferred Stock, were duly adopted by the Board of Directors of the Corporation (the "Board") as of June 19, 1998:

         RESOLVED, that the Board hereby creates from among the Corporation's 1,000,000 authorized and previously undesignated shares of Preferred Stock, $.01 par value per share, a series of such Preferred Stock to be known as the "Series A Preferred Stock" and to comprise 100,000 shares, and hereby adopts and prescribes therefore the designation, number of shares and relative rights, preferences and limitations, and other terms and conditions of such series as set forth in, and governed by, Exhibit A attached to these minutes, with such Exhibit A being hereby incorporated as part of this resolution; and

         FURTHER RESOLVED, that the officers of the Corporation be and hereby are authorized and directed to take any and all further action that may be necessary or desirable to accomplish the above authorized action, including but not limited to the execution and filing of all instruments or documents that may be necessary to create, designate, issue or evidence shares of the Corporation's Series A Preferred Stock.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its name by the undersigned duly authorized officers of the Corporation, this 23rd day of July, 1998.

                                             By:   /s/ T. Stephen Johnson
                                                --------------------------------
                                                   T. Stephen Johnson

                                             Title: President

ATTEST:

By:    /s/ Mary E. Johnson
   -----------------------------
         Mary E. Johnson

Title:   Secretary and Treasurer